RLB Certified Public Accountant PLLC

6314 11th Avenue South

Gulfport, FL 33707-3002

Cell 727-452-4803 Email robin@rlbcpa.biz

Consent of Independent Registered Public Accounting Firm

I consent to the incorporation by reference in this Form S-1 of my audit report dated January 23, 2015 relative to the financial statements of Exquisite Acquisition, Inc. as of November 30, 2014 and the related statements of operations, stockholder equity and cash flows for the year then ended.

I also consent to the reference to the firm under the caption "Experts" in such Registration Statement (Form s-1).

Gulfport, FL

January 23, 2015